SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                             July 28, 2004
Date of Report   (Date of earliest event reported)

      Hershey Foods Corporation
(Exact name of registrant as specified in its charter)

                                Delaware
(State or other jurisdiction of incorporation)

1-183 (Commission File Number)	23-0691590 (IRS Employer Identification No.)

    100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code:  (717)  534-6799

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Exhibit Index - Page 3

INFORMATION TO BE INCLUDED IN REPORT

Item 5.     Other Events

        On July 28, 2004, Hershey Foods Corporation (the “Corporation”) entered into a 364-Day Credit Agreement (the “Credit Agreement”), dated as of July 28, 2004, with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, Citibank, N.A., as administrative agent for the Lenders (as defined therein), Bank of America, N.A., as syndication agent, and Citigroup Global Markets, Inc. and Banc America Securities LLC, as joint lead arrangers and joint book managers. The Credit Agreement establishes a credit facility under which the Corporation may borrow up to $500 Million with the option to increase borrowings by an additional $300 Million with the concurrence of the Lenders. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

        In addition to the Credit Agreement announced today, the Corporation maintains short-term and long-term committed credit facilities (together the “Existing Facilities”) with a syndicate of banks in the amount of $400 Million. The Company may increase borrowings under the Existing Facilities to $1.0 Billion with the concurrence of the banks. Information about the Existing Facilities is contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

Item 7.     Financial Statements and Exhibits

      (c)     Exhibits

10.1 364-Day Credit Agreement dated as of July 28, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 28, 2004

                 HERSHEY FOODS CORPORATION

By:     /s/Frank Cerminara
Frank Cerminara
         Senior Vice President,
          Chief Financial Officer

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Exhibit Index - Page 3

EXHIBIT INDEX

Exhibit No.	Description
10.1	364-Day Credit Agreement dated as of July 28, 2004

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Exhibit Index – Page 3